Exhibit 10.1

PURCHASE AND SPONSOR HANDOVER AGREEMENT

This PURCHASE AND SPONSOR HANDOVER AGREEMENT (this “Agreement”) is dated as of July 10, 2023, by and among J. Streicher Holdings, LLC, (the “New Sponsor”), XPAC Acquisition Corp., a Cayman Islands exempted company (“SPAC”), XPAC Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, the SPAC is a special purpose acquisition company that closed on its initial public offering on August 3, 2021, with 24 months to complete an initial business combination;

WHEREAS, as of the date of this Agreement, the SPAC has not completed a business combination;

WHEREAS, the Sponsor owns 5,400,283 Class B ordinary shares of the SPAC (the “Class B Shares”) and 4,261,485 Private Placement Warrants (the “Warrants”) to acquire 4,261,485 Class A ordinary shares of the SPAC (the “Class A Shares”);

WHEREAS, the New Sponsor proposes to complete a sponsor handover transaction, whereby the New Sponsor shall become the sponsor of the SPAC;

WHEREAS, in accordance with the terms and conditions of this Agreement, the New Sponsor will purchase all the SPAC Securities (as defined below) from the Sponsor for a total purchase price of $250,000 (two hundred and fifty thousand dollars) (the “Purchase Price”) and, upon receipt thereof, the Sponsor will sell and assign 4,400,283 Class B Shares and 4,261,485 Warrants to acquire 4,261,485 Class A Shares held by the Sponsor (collectively, the “SPAC Securities”) to the New Sponsor; and

WHEREAS, following Closing (as defined below), the Sponsor shall retain 1,000,000 Class B Shares and the three independent directors of SPAC (as of the date of this Agreement) (the “Independent Directors”) shall each retain 30,000 Class B Shares.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.             Purchase and Sale.

(a)             Each of the Parties agrees that closing (the “Closing”) of the transactions contemplated hereby shall occur as soon as possible following the conclusion of the Meeting (as defined below). At the Closing, the New Sponsor agrees to pay the Sponsor the Purchase Price and the Expense Reimbursement (as defined below) in immediately available funds in U.S. dollars to the account specified in writing by the Sponsor, and following receipt of the Purchase Price and the Expense Reimbursement, the Sponsor shall sell and assign to the New Sponsor all right, title and interest in and to the SPAC Securities.

(b)             The New Sponsor shall ensure that the Sponsor receives the Purchase Price and the Expense Reimbursement free of any deduction for on account of any withholding or other taxes imposed on the payment of the Purchase Price and the Expense Reimbursement. If the New Sponsor is required to make any withholding or deduction from the payment of the Purchase Price or the Expense Reimbursement, the New Sponsor shall pay to the New Sponsor such additional amounts such that the amount received by the Sponsor after deduction of any such withholding tax will equal the Purchase Price and the Expense Reimbursement.

2.             Agreements of the New Sponsor.

(a)             The New Sponsor hereby agrees that, with effect from Closing, the New Sponsor (i) assumes and shall be bound by the Relevant Restrictions (as defined below) and (ii) agrees to join as a party to that certain letter agreement dated as of July 29, 2021 entered into between the Sponsor, the SPAC and the officers and directors of the SPAC (the “Letter Agreement”) and assumes the obligations of the Sponsor thereunder (the “Joinder”).

(b)             On or prior to the date that Closing occurs (the “Closing Date”), the New Sponsor shall, at its cost and expense (to be paid on or prior to the Closing Date), extend the term of the existing directors and officers liability insurance policy on a quarterly basis until the consummation of any business combination (the “Extended Policy”). In addition, prior to the consummation of any business combination transaction by the SPAC, the New Sponsor shall obtain and pay for commercially reasonable run-off or “tail” directors and officers liability insurance policy coverage and each of the Indemnitees (as defined below) shall be beneficiaries of such policy.

(c)             The New Sponsor shall, as of the Closing Date, be responsible for all costs, fees and expenses of the New Sponsor and the SPAC. At the Closing, the New Sponsor shall reimburse the Sponsor for US$25,000 of legal fees and other expenses incurred by the Sponsor in connection with the transactions contemplated by this Agreement (the “Expense Reimbursement”).

(d)             Immediately following the Closing, the New Sponsor shall cause the SPAC to file with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K disclosing the following in the manner required by rules promulgated by the SEC: (i) the completion of the transactions contemplated by this Agreement, (ii) the resignation and appointment of new officers and directors of the SPAC who have resigned or been appointed prior to such date, and (iii) such other material information required to be publicly disclosed pursuant to the rules and regulations of the SEC and the Nasdaq Stock Market LLC (“Nasdaq”) (the “Relevant Form 8-K”).

(e)             Each of the Parties agree that, notwithstanding any resignation of directors and officers of the SPAC, the provisions of each of the indemnity agreements dated July 29, 2021 entered into between the XPAC and each of the directors and officers of the SPAC (each an “Indemnitee”) (together, the “Indemnity Agreements”) shall remain in full force and effect notwithstanding any such resignation. Each of the Parties agree that, notwithstanding any provision of the Indemnity Agreements, each Indemnity Agreement shall continue to be binding and remain in full force and effect after any indemnitee thereunder has ceased to serve as a director or officer of the SPAC.

(f)             The New Sponsor hereby agrees to indemnify and hold harmless the Sponsor upon terms that are the same as the Indemnity Agreements as if the New Sponsor was “the Company” referred to in the Indemnity Agreements and as if the Sponsor was the “indemnitee” under the Indemnity Agreements.

(g)             If any Indemnitee under an Indemnity Agreement, or the Sponsor under the provisions of Section 2(f) of this Agreement, gives notice to the Company or the New Sponsor of a Proceeding (as defined below) then, at the request of such Indemnitee or the Sponsor, as applicable, the SPAC and the New Sponsor shall (at the cost and expense of the Company or the New Sponsor) defend, prosecute, contest, resist, litigate and appeal such Proceeding vigorously, diligently, expeditiously and in good faith to final conclusion or settlement of such Proceeding and shall keep such Indemnitee or Sponsor fully informed of the status thereof; provided that the SPAC and the New Sponsor shall not enter into any settlement of any Proceeding in which the SPAC or the New Sponsor is (or would be if joined in such Proceeding) jointly liable with such Indemnitee or the Sponsor unless such settlement provides for a full and final release of all claims asserted against any such Indemnitee or the Sponsor. As used above “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether of a civil (including intentional or unintentional tort claims), criminal, administrative, or investigative or related nature.

(h)             The New Sponsor shall procure that if, at any time, the Sponsor seeks to surrender for no consideration any fully paid shares in the SPAC (or in any successor company following any business combination), the directors of the SPAC (or such successor) shall accept such surrender (as contemplated by Article 8.4 of the memorandum and articles of association of the SPAC).

(i)             The New Sponsor shall procure that, in connection with any business combination entered into by the SPAC, the Sponsor and the Independent Directors shall have the benefit of demand, piggyback and shelf registration rights with respect to any securities of the SPAC (or any successor company following the business combination) that are owned by the Sponsor or the Independent Directors on terms that are at least equal to those granted to the New Sponsor or any PIPE investors in connection with any such business combination.

3.             Management. The SPAC acknowledges and agree that it is a condition to Closing that the existing directors and officers of the SPAC shall have resigned and been replaced with directors and officers selected by the New Sponsor. It is acknowledged and agreed that the replacement of the directors and officers of the SPAC (which shall be conditional upon Closing having occurred) cannot take effect until ten days after the mailing of an information statement to the SPAC shareholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14f-1 under the Exchange Act (the “Schedule 14F”).

4.             Consent and Release. By their execution of this Agreement, the SPAC and the Sponsor hereby consent to the purchase and sale of the SPAC Securities as contemplated herein and release the Sponsor from its obligations under the Relevant Agreements in respect of the SPAC Securities.

5.             Limitation on Transfer. The New Sponsor acknowledges and agrees that the SPAC Securities are (i) “restricted securities” under U.S. securities laws, (ii) subject to the limitations on transfer referred to in Section 11 of this Agreement, and (iii) are in book entry form, registered on registers maintained by or on behalf of the SPAC and are not cleared in DTC or any other clearing system.

6.             Title. Sponsor represents and warrants to the New Sponsor that the Sponsor is conveying to the New Sponsor good and marketable title to the SPAC Securities free and clear of all liens and encumbrances arising from the Sponsor’s ownership of the SPAC Securities, except as provided in Section 7 below and in the Relevant Agreements.

7.             Representations and Warranties. Each Party hereby represents and warrants to each other Party, as of the date of this Agreement and as of the Closing Date, that:

(a)             such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder;

(b)             the execution, delivery and performance by the Party of this Agreement and the consummation of the purchase and sale of the SPAC Securities as contemplated herein have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party;

(c)             this Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(d)             except for the consents provided in Section 4 and as contemplated by Section 9(a), no third party consents to the transfer of the SPAC Securities as contemplated herein are required by virtue of the Sponsor’s ownership of the SPAC Securities.

8.             Additional Representations and Warranties of the New Sponsor. The New Sponsor represents and warrants to the Sponsor, as of the date of this Agreement and as of the Closing Date, that:

(a)             the New Sponsor and its professional advisors have been furnished with all materials relating to the business, finances and operations of the SPAC and the Sponsor and other information the New Sponsor deemed material to making an informed investment decision regarding its purchase of a membership interest in the Sponsor, which have been requested by the New Sponsor and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the SPAC and the Sponsor concerning the terms and conditions of the offering of the membership interest and the merits and risks of investing in the membership interest; (ii) access to information about each of the SPAC and the Sponsor and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that each of the SPAC and the Sponsor possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The New Sponsor has such knowledge, sophistication and experience in investing, business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in such membership interest and has so evaluated the merits and risks of such investment. The New Sponsor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of such membership interest. Without limiting the foregoing, the New Sponsor has carefully considered the potential risks relating to each of the SPAC and the Sponsor and a purchase of such membership interest, and fully understands that the membership interest is a speculative investment that involves a high degree of risk of loss of the New Sponsor’s entire investment and the New Sponsor is able to bear the economic risk of an investment in the membership interest and, at the present time, is able to afford a complete loss of such investment;

(b)             no person acting on behalf of the New Sponsor is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby;

(c)             the New Sponsor is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) the New Sponsor, its parents, subsidiaries, affiliated companies, officers, directors and partners, its stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; and (iii) the funds to be used to acquire the SPAC Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) the New Sponsor is in compliance in all material respects with applicable anti money laundering laws and regulations and has implemented anti money laundering procedures that are designed to comply with applicable anti-money laundering laws and regulations, including, as applicable, the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107 56;

(d)             the information in relation to the New Sponsor and the Designees (as defined in the Schedule 14F) included in the Schedule 14F that the Company has filed with the SEC on the date of this Agreement is true and accurate; and

(e)             the New Sponsor has received the written consent of the Designees identified in the Schedule 14F to the inclusion of their names and biographical information therein.

9.             Conditions to Closing.

(a)             The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the SPAC obtaining the approval of each of the proposals set out in the definitive proxy statement of the SPAC filed with the SEC on the date of this Agreement (other than the redemption limitation amendment proposal and the adjournment proposal) by the affirmative vote of the holders of the requisite number of the SPAC shares entitled to vote thereon, whether in person or by proxy at the shareholders meeting (or any adjournment or postponement thereof) (the “Meeting”), in accordance with the organizational documents of the SPAC and applicable law.

(b)             The name of the SPAC (i.e. XPAC Acquisition Corp.) having been changed to a name to be provided by the New Sponsor and the “tickers” under which each of SPAC’s securities trades on Nasdaq having been changed from XPAX, XUAXU and XPAXW to different “tickers”.

(c)             The underwriter of the SPAC’s initial public offering shall have waived in writing in full its right to receive the deferred underwriting fee pursuant to the underwriting agreement dated July 29, 2021.

(d)             At the Closing, as certified in a manager’s certificate of the Sponsor addressed to the New Sponsor, the SPAC shall have paid all outstanding invoices, expenses, liabilities, taxes, debt or other payment obligations of the SPAC incurred prior to the Closing, or such invoices, expenses, liabilities, taxes, debt or other payment obligations have otherwise been waived.

(e)             Each of the existing directors and officers of the SPAC shall have resigned and been replaced with directors and officers selected by the New Sponsor, and such appointments shall have become effective in compliance with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act.

(f)             The New Sponsor and the SPAC shall have obtained and paid for the Extended Policy.

(g)             The Joinder shall be been executed by the parties thereto.

(h)             The final draft of the Relevant Form 8-K shall be in agreed form to the reasonable satisfaction of the Parties and arrangements shall have been made for the Relevant Form 8-K to be filed with the SEC upon Closing.

10.             Release of Sponsor. Each of the SPAC and the New Sponsor, for itself and each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “Releasors”), hereby (i) releases, acquits and forever discharges the directors and officers of the SPAC as of the date of this Agreement and the Sponsor and each their direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “Releasee” and collectively, the “Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the Releasors ever had, now have or hereafter can, shall or may have against any Releasees relating to the SPAC that accrued or may have accrued prior to the Closing Date (collectively, the “Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the Released Claims; provided that nothing contained in this Section 10 shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any person with respect to claims involving fraud, gross negligence and willful misconduct of a Releasee with regard to any representation or warranty or the breach of any covenant of a Releasee under this Agreement. In any litigation arising from or related to an alleged breach of this Section 10, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each the SPAC and the Releasor expressly covenants and agrees that the release granted by it in this Section 10 shall be binding in all respects upon the Releasors and shall inure to the benefit of the successors and assigns of the Releasees, and agrees that the Releasees shall have no further liabilities or obligations to the Releasors, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

11.             Acknowledgements. Each Party acknowledges and agrees that the transfer has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and the New Sponsor represents that it:

(a)             is acquiring the SPAC Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person, including any distribution in violation of the Securities Act or any applicable U.S. state securities laws;

(b)             will not sell or otherwise dispose of any of the SPAC Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and in accordance with any limitations set forth in any agreements described in the Prospectus dated July 29, 2021 relating to the initial public offering of the SPAC (collectively, the “Relevant Restrictions”);

(c)             has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer; and

(d)             is an “accredited investor” (as defined by Rule 501 of the Securities Act).

12.             Injunctive Relief. It is hereby understood and agreed that damages shall be an inadequate remedy in the event of a breach by any Party of any covenants or obligations herein, and that any such breach by a Party will cause the other Parties great and irreparable injury and damage. Accordingly, the breaching Party agrees that the other Parties shall be entitled, without waiving any additional rights or remedies otherwise available to such other Parties at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by the breaching Party of any of said covenants or obligations.

13.             Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

14.             Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

15.             No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

16.             Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each of the Parties (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

17.             WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.             Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless mutually approved in writing.

19.             Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

20.             Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to the New Sponsor:	J. Streicher Holdings, LLC 31 Hudson Yards 11th Floor New York, New York 10005 Attn: Jaleel Lewis Email: j.lewis@jstreicher.eu

With a copy to:	Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, Suite 900 Washington, DC 20001 Attn: Andrew M. Tucker Email: andy.tucker@nelsonmullins.com

If to the SPAC/Sponsor	XPAC Acquisition Corp. XPAC Sponsor LLC 55 West 46th Street, 30th Floor New York, New York 10036 Attn: Chu Chiu Kong Email: xpac@xpi.com.br

With a copy to:	Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Attn: Roberta B. Cherman; Jonathan A. Lewis Email: roberta.cherman@shearman.com, and Jonathan.Lewis@shearman.com

21.             Binding Effect; Assignment; Survival. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder. For the avoidance of doubt, the terms of this Agreement shall survive the consummation of the Closing.

22.             Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person that is not a Party hereto or thereto or a successor or permitted assign of such a Party, except that each of the parties to the Indemnity Agreements shall be entitled to enforce the provisions of this Agreement against the SPAC and the New Sponsor.

23.             Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the date first written above.

NEW SPONSOR:

J. Streicher Holdings, LLC

By:	/s/ Jaleel Lewis
Name: Jaleel Lewis
Title: CEO

SPAC:

XPAC Acquisition Corp.

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Chief Executive Officer

SPONSOR:

XPAC Sponsor LLC

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Manager

[Signature Page to Purchase and Sponsor Handover Agreement]